Exhibit 10.7

WARRANT AND REGISTRATION RIGHTS AGREEMENT

by and among

ZALE CORPORATION,

THE INITIAL WARRANT HOLDER

and

Z INVESTMENT HOLDINGS, LLC

Dated as of May 10, 2010

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

ARTICLE II

Original Issue of Warrants

SECTION 2.01.	Form of Warrant Certificates	7
SECTION 2.02.	Execution and Delivery of Warrant Certificates	7

ARTICLE III

Exercise Price; Exercise of Warrants and Expiration of Warrants

SECTION 3.01.	Exercise Price	8
SECTION 3.02.	Exercise of Warrants	8
SECTION 3.03.	Expiration of Warrants	8
SECTION 3.04.	Method of Exercise; Payment of Exercise Price	8
SECTION 3.05.	Transferability of the Warrants	9
SECTION 3.06.	Compliance with the Securities Act	10
SECTION 3.07.	Exercise for Series A Preferred Stock	11

ARTICLE IV

Registration Rights and Procedures and Listing

SECTION 4.01.	Demand Registration Rights	12
SECTION 4.02.	Piggyback Registration Rights	15
SECTION 4.03.	Expenses of Registration and Selling	16
SECTION 4.04.	Obligations of the Company	16
SECTION 4.05.	Suspension of Sales	19
SECTION 4.06.	Furnishing Information	19
SECTION 4.07.	Indemnification	20
SECTION 4.08.	Contribution	21
SECTION 4.09.	Representations, Warranties and Indemnities to Survive	22
SECTION 4.10.	Lock-Up Agreements	22
SECTION 4.11.	Rule 144 Reporting	22

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ARTICLE V

Adjustments

SECTION 5.01.	Adjustments for Cash Dividends	23
SECTION 5.02.	Adjustments Upon Certain Transactions	23
SECTION 5.03.	Dividends and Distributions	23
SECTION 5.04.	Issuer Tender Offers	25
SECTION 5.05.	Consolidation, Merger or Sale	25
SECTION 5.06.	Preemptive Rights	26
SECTION 5.07.	Consent Upon Certain Issuances	26
SECTION 5.08.	Affiliate Transactions	27
SECTION 5.09.	Fractional Shares	27
SECTION 5.10.	Notice of Adjustment	27

ARTICLE VI

Warrant Transfer Books

SECTION 6.01.	Warrant Transfer Books	27

ARTICLE VII

Warrant Holders

SECTION 7.01.	No Voting Rights	28
SECTION 7.02.	Right of Action	28
SECTION 7.03.	Agent	28

ARTICLE VIII

Representations and Warranties

SECTION 8.01.	Representations and Warranties of the Company	29
SECTION 8.02.	Representations and Warranties of the Holders	31

ARTICLE IX

Covenants

SECTION 9.01.	Reservation of Common Stock for Issuance on Exercise of Warrants	31
SECTION 9.02.	Notice of Dividends	32
SECTION 9.03.	HSR Act Compliance	32
SECTION 9.04.	Board Representation	32
SECTION 9.05.	Stockholder Approval	34
SECTION 9.06.	Certain Other Events	36

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SIGNATURES

EXHIBIT A	-	Form of A-Warrant Certificate	A-1
EXHIBIT B	-	Form of B-Warrant Certificate	B-1
EXHIBIT C	-	Certificate of Designation of the Series A Preferred Stock	C-1

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WARRANT AND REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated as of May 10, 2010 (the “Issuance Date”), by and among ZALE CORPORATION, a Delaware corporation (the “Company”), the Initial Warrant Holder (defined below) and Z Investment Holdings, LLC, a Delaware limited liability company, in its capacity as agent (the “Agent”).

WITNESSETH:

WHEREAS, the Company is issuing and delivering (i) warrant certificates in the form of Exhibit A hereto (the “A-Warrant Certificates”) evidencing A-Warrants to purchase 6,389,378 shares, subject to adjustment, of its Common Stock, and (ii) warrant certificates in the form of Exhibit B hereto (the “B-Warrant Certificates”, and together with the A-Warrant Certificates, the “Warrant Certificates”) evidencing B-Warrants to purchase, subject to the conditions set forth herein, 4,675,306 shares, subject to adjustment, of its Common Stock, in each case in connection with the execution and delivery of a senior secured term loan facility agreement dated May 10, 2010, among the Company, Z Investment Holdings, LLC, as administrative agent, and the lenders party thereto, pursuant to which such lenders will make a term loan to the Company in the amount of $150,000,000;

WHEREAS, subject to certain adjustments and limitations provided herein, the Warrants are exercisable for shares of Common Stock of the Company;

WHEREAS, to the extent of any adjustment to the A-Warrants that would require the approval of the Company’s stockholders in order to comply with the New York Stock Exchange Listed Company Manual, the A-Warrants will instead be exercisable for Series A Preferred Stock of the Company, on the terms set forth herein; and

WHEREAS, in order to comply with the New York Stock Exchange Listed Company Manual, the exercise of the B-Warrants for Common Stock shall be subject to the approval of the Company’s stockholders as specified herein and, in the absence of such approval, the B-Warrants will instead be exercisable for Series A Preferred Stock of the Company on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the Company, the Agent and the Initial Warrant Holder each hereby agree as follows:

ARTICLE I

Definitions

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with, such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” has the meaning set forth in the preamble to this Agreement.

“A-Warrant” means the A-Warrants issued by the Company from time to time pursuant to this Agreement under an A-Warrant Certificate.

“A-Warrant Certificate” has the meaning set forth in the recitals to this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a day on which banking institutions are authorized or required to be closed in the State of New York.

“B-Warrant” means the B-Warrants issued by the Company from time to time pursuant to this Agreement under a B-Warrant Certificate.

“B-Warrant Certificate” has the meaning set forth in the recitals to this Agreement.

“Cashless Exercise” has the meaning set forth in Section 3.04(b).

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, as amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Equivalent” means any warrant, right or option to acquire any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock.

“Company” has the meaning set forth in the preamble to this Agreement, and its successors and assigns.

“Demand Registration” has the meaning set forth in Section 4.01(a).

“Demand Registration Statement” has the meaning set forth in Section 4.01(a).

“DOJ” has the meaning set forth in Section 9.03.

“Effective Issuance Price” means:

(i) with respect to Common Stock issued for cash, the per share amount of the net cash proceeds received by the Company for such Common Stock;

(ii) with respect to Common Stock issued for other consideration, the per share amount of the Fair Market Value of the net consideration received by the Company for such Common Stock;

(iii) with respect to any option, warrant or other right to acquire Common Stock, whether direct or indirect and whether or not conditional or contingent, the sum of the per share amount of (a) the Fair Market Value of the net aggregate consideration, if any, received by the Company for the issuance of such option, warrant or right divided by the number of shares of Common Stock into which such option, warrant or right is exercisable at time of issuance, plus (b) the per share amount of the net exercise price to the extent paid in cash and the per share Fair Market Value of the net exercise price if paid in other consideration; and

(iv) with respect to securities convertible into or exchangeable for Common Stock, (a) the net consideration per security paid for such securities to the extent the price for such securities is paid in cash or (b) the net Fair Market Value of the consideration per security paid for such securities to the extent the price for such securities is paid in other consideration, in each case, as of the date of their issuance, divided by the number of shares of Common Stock into which such securities are convertible or exchangeable.

“Excess Shares” has the meaning set forth in Section 3.07(a).

“Excess Tender Amount” has the meaning set forth in Section 5.04.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means (i) the Qualifying Employee or Director Stock; (ii) the Underlying Stock; (iii) any shares of Common Stock or Common Stock Equivalents issued for non-cash consideration in connection with any merger, consolidation, acquisition or similar business combination, provided that if any such transaction involves an Affiliate of the Company, such transaction is made on an arms’-length basis and supported by a fairness opinion from an Independent Financial Expert; and (iv) any shares of Common Stock or Common Stock Equivalents issued for non-cash consideration in connection with any joint venture, licensing, development or sponsorship activities in the ordinary course of business, provided that if any such transaction involves an Affiliate of the Company, such transaction is made on an arms’-length basis and supported by a fairness opinion from an Independent Financial Expert.

“Ex-date” has the meaning set forth in Section 5.03(a).

“Exercise Date” has the meaning set forth in Section 3.02.

“Exercise Price” has the meaning set forth in Section 3.01.

“Expenses” means all expenses incurred by the Company and the Holders in effecting any registration pursuant to this Agreement, including all registration and filing fees, printing expenses, reasonable fees and disbursements of one counsel selected by the Agent to represent all holders of Registrable Securities included in such registration, Blue Sky fees and expenses, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and all underwriting discounts and selling commissions applicable to the sale of the applicable Registrable Securities.

“Expiration Date” means the seventh anniversary of the Issuance Date.

“Fair Market Value” means:

(i) in the case of shares of stock where, at least four months prior to the issuance thereof, other shares of the same class had already been listed on the New York Stock Exchange or Nasdaq, the average of the daily volume-weighted average prices of such stock for the five consecutive trading days immediately preceding the day as of which Fair Market Value is being determined;

(ii) in the case of securities not covered by clause (i) above or other property, the fair market value of such securities or such other property as determined by an Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming, in the case of securities, such securities are fully distributed and, in the case of securities or other property, such items are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell, and taking into account all relevant factors; and

(iii) in the case of cash, the amount thereof.

“FTC” has the meaning set forth in Section 9.03.

“GGC Appointees” has the meaning set forth in Section 9.04.

“Holders” means the Initial Warrant Holder and any permitted assignee or transferee of the Initial Warrant Holder and, unless otherwise provided or indicated herein, the holders of the Registrable Securities.

“HSR Act” has the meaning set forth in Section 9.03.

“including” means “including, without limitation”.

“Independent Financial Expert” means a nationally recognized investment banking firm mutually agreed by the Company and the Agent, which firm does not have a material financial interest in, or other material economic relationship with, either the Company or the Agent or their respective Affiliates.  If the Company and the Agent are unable to agree on an Independent Financial Expert, each of them shall promptly choose a separate Independent Financial Expert who shall promptly choose a third Independent Financial Expert who shall serve as the Independent Financial Expert hereunder; provided that such third Independent Financial Expert does not have a material financial interest in, or other material economic relationship with, either the Company or the Agent or their respective Affiliates.

“Initial Warrant Holder” means Z Investment Holdings, LLC.

“Issuance Date” has the meaning set forth in the preamble to this Agreement.

“Maximum Number of Shares” has the meaning set forth in Section 4.01(c).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Per Warrant Cap” has the meaning set forth in Section 3.07(a).

“Piggyback Registration” has the meaning set forth in Section 4.02(a).

“Premium Per Pro Forma Share” has the meaning set forth in Section 5.04.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Qualifying Employee or Director Stock” means (i) rights and options issued in the ordinary course of business under any Company-sponsored employee benefit plan or agreement, any Company-sponsored director compensation plan or agreement and any Common Stock issued after the date hereof upon exercise of such rights and options and (ii) restricted stock and restricted stock units issued after the date hereof in the ordinary course of business under any Company-sponsored employee benefit plan or agreement, any Company-sponsored director compensation plan or agreement and Common Stock issued after the date hereof in settlement of any such restricted stock units.

“Recapitalization Event” has the meaning set forth in Section 5.03(a).

“Register, registered, and registration” shall refer to a registration effected by preparing and (a) filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration of or automatic effectiveness of such Registration Statement or (b) filing a Prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement on Form S-3.

“Registrable Securities” means Common Stock, Series A Preferred Stock or other securities issuable under the Warrants on the Issuance Date and at any time during the term of this Agreement.  Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by the Initial Warrant Holder or they are sold to other Persons) until (i) they are sold pursuant to an effective Registration Statement under the Securities Act; (ii) they may be sold by their holder pursuant to Rule 144 without limitation thereunder on volume or manner of sale; or (iii) they shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the Holder thereof shall exist under the Securities Act.

“Registration Rights” means the rights of Holders set forth in Article IV to have shares of Registrable Securities registered under the Securities Act for sale under one or more effective Registration Statements.

“Registration Statement” means any registration statement filed by the Company under the Securities Act pursuant to the Registration Rights, including the Prospectus, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Reorganization Event” has the meaning set forth in Section 5.05.

“Required Stockholder Approval” means, collectively, (i) in respect of the A-Warrants, any approval by the Company’s stockholders required in connection with an adjustment of the A-Warrants to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual, and (ii) in respect of the B-Warrants, the approval by the Company’s stockholders required in connection with the exercise of the B-Warrants for Common Stock to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual.

“Rule 144, Rule 144A and Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as such rules may be amended from time to time.

“Sale” has the meaning set forth in Section 3.06(a).

“Scheduled Black-Out Period” means the periods (i) from and including the day that is 10 days prior to the last day of a fiscal quarter of the Company to and including the day that is two days after the day on which the Company publicly releases its earnings for such fiscal quarter and (ii) from and including Thanksgiving Day to and including the day that is two days after the day on which the Company publicly releases its holiday sales report in January.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” has the meaning set forth in Section 3.07(a).

“Total Cap” has the meaning set forth in Section 3.07(a).

“Underlying Stock” means the shares of Common Stock or Series A Preferred Stock issuable or issued upon the exercise of the Warrants.

“Vote Date” means the date of the first meeting of the stockholders of the Company at which a vote of such stockholders in respect of the Required Stockholder Approval shall have been taken, which meeting shall be called by the Board in accordance with Section 9.05 and shall in any event take place no later than the first annual meeting of the Company’s stockholders to be held after the Issuance Date.

“Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having power generally to vote in the election of directors.

“Warrant Certificates” has the meaning set forth in the recitals to this Agreement.

“Warrants” means, collectively, the A-Warrants and the B-Warrants.

ARTICLE II

Original Issue of Warrants

SECTION 2.01.  Form of Warrant Certificates.  The Warrant Certificates shall be in registered form only and substantially in the forms attached hereto as Exhibits A and B, shall be dated the date on which signed by the Company and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as provided in Section 3.05 or as may be required to comply with any applicable law or with any applicable rule or regulation pursuant thereto or with any applicable rule or regulation of any securities exchange on which the Warrants may be listed.

SECTION 2.02.  Execution and Delivery of Warrant Certificates.  (a)   Simultaneously with the execution of this Agreement, (i) A-Warrant Certificates evidencing an aggregate of 6,389,378 A-Warrants entitling the holders thereof to collectively purchase an aggregate of 6,389,378 shares of Common Stock, subject to adjustment and subject to Section 3.07(a), shall be executed by the Company and delivered to the Initial Warrant Holder, and (ii) B-Warrant Certificates evidencing an aggregate of 4,675,306 B-Warrants entitling the holders thereof to collectively purchase an aggregate of 4,675,306 shares of Common Stock, subject to adjustment and subject to Section 3.07(b), shall be executed by the Company and delivered to the Initial Warrant Holder.

(b)  From time to time, the Company shall sign and deliver Warrant Certificates in required denominations to Persons entitled thereto in connection with any exchange permitted under this Agreement.  The Warrant Certificates shall be executed on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer, Secretary or Executive Vice President, either manually or by facsimile signature printed thereon.  In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before issue and delivery thereof, such Warrant Certificates may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

ARTICLE III

Exercise Price; Exercise of Warrants and Expiration of Warrants

SECTION 3.01.  Exercise Price.  Each Warrant Certificate shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase, except as provided in Section 3.04 and Section 3.07 hereof, one share of Common Stock for each Warrant represented thereby, at an exercise price of $2.00 per share of Common Stock or, as applicable, Series A Preferred Stock (the “Exercise Price”), subject to all adjustments made on or prior to the date of exercise thereof as herein provided.

SECTION 3.02.  Exercise of Warrants.  (a)  The A-Warrants shall be exercisable in whole or in part from time to time on any Business Day beginning on the Issuance Date and ending on the Expiration Date and (b) the B-Warrants shall be exercisable in whole or in part from time to time on any Business Day beginning on the day immediately following the earlier to occur of (i) the Vote Date and (ii) the date of the first annual meeting of the Company’s stockholders to be held after the Issuance Date, and ending on the Expiration Date, in each case in the manner provided for herein (any such date on which the applicable Warrant shall be exercisable, an “Exercise Date”).

SECTION 3.03.  Expiration of Warrants.  Any unexercised Warrants shall expire and the rights of the Holders of such Warrants to purchase Underlying Stock shall terminate at the close of business on the Expiration Date.

SECTION 3.04.  Method of Exercise; Payment of Exercise Price.  (a)  In order to exercise a Warrant, the Holder thereof must (i) surrender the Warrant Certificate evidencing such Warrant to the Company, with the form on the reverse of or attached to the Warrant Certificate duly executed, and (ii) pay in full the Exercise Price then in effect for the shares of Underlying Stock as to which a Warrant Certificate is submitted for exercise in the manner provided in paragraph (b) of this Section 3.04.

(b)  Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be delivered to the Company.  Such payment shall be made (at the option of the Holder) (i) in cash, by bank wire transfer in immediately available funds, or (ii) if at the time of such exercise, the Fair Market Value of the shares of Common Stock (or, with respect to Warrants exercisable for shares of Series A Preferred Stock, the Fair Market Value of the shares of Common Stock into which such shares of Series A Preferred Stock would otherwise be convertible) exceeds the Exercise Price, by surrendering a number of Warrants (or fractional portions thereof) having a value equal to the Exercise Price (a “Cashless Exercise”), determined as provided in this Section 3.04(b).  The value of each Warrant so surrendered in a Cashless Exercise shall be equal to the Fair Market Value, at the time of such surrender, of that number of shares of Common Stock into which such Warrant is then exercisable (or would be exercisable if Section 3.07 did not then apply with respect to such exercise), less the Exercise Price.

(c)  If fewer than all the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall promptly be executed and delivered to the Person or Persons as may be directed in writing by the Holder (subject to the terms hereof), and the Company shall register the new Warrant in the name of such Person or Persons.

(d)  Upon surrender of a Warrant Certificate in accordance with the foregoing provisions, the Company shall instruct its transfer agent to transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any shares of Underlying Stock or other securities or property (including cash) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder (subject to the terms hereof), and shall deliver such evidence of ownership and any other securities or property (including cash) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 5.09.  Upon payment of the Exercise Price therefor, a Holder shall be deemed to own and have all of the rights associated with any Underlying Stock or other securities or property (including cash) to which it is entitled pursuant to this Agreement upon the surrender of a Warrant Certificate in accordance with this Agreement.  If the Holder shall direct that such securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

SECTION 3.05.  Transferability of the Warrants.  At any time after the Issuance Date, the Warrants may be transferred to the Initial Warrant Holder or any Affiliate of such Holder.  On or prior to January 31, 2011, the Warrants may not, whether directly or as a result of the transfer of the equity interests in the Holders, be transferred to any Person that is not the Initial Warrant Holder or an Affiliate of such Holder.  On or after February 1, 2010, the Warrants may not, whether directly or as a result of the transfer of the equity interests in the Holders, be transferred to any Person that is not the Initial Warrant Holder or an Affiliate of such Holder without the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned); provided that no Holder shall transfer, individually or in concert with other Holders, in one transaction or a series of related transactions, Warrants exercisable for Common Stock representing (or Series A Preferred Stock convertible into Common Stock representing, or any combination thereof representing) 15% or more of the then-outstanding number of shares of Common Stock to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than with the prior written consent of the Company (which may be withheld in the sole discretion of the Company).  Subject to Section 10.04, each certificate representing the Warrants shall bear the following legend:

THESE WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW. THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 10, 2010, BY AND AMONG ZALE CORPORATION (THE “COMPANY”), THE INITIAL WARRANT HOLDER AND Z INVESTMENT HOLDINGS, LLC, AS AGENT.  A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

SECTION 3.06.  Compliance with the Securities Act.  (a)  No Registrable Securities may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “Sale”), except in compliance with this Section 3.06, but subject to Section 9.07.

(b)  A Holder may sell its Registrable Securities to a transferee that is an “accredited investor” or “qualified institutional buyer”, as such terms are defined in Regulation D and Rule 144A, respectively, under the Securities Act, respectively; provided, however, that each of the following conditions is satisfied:

(i) with respect to any “accredited investor” that is not an institution, such transferee provides certification establishing to the reasonable satisfaction of the Company that it is an “accredited investor”;

(ii) such transferee represents that it is acquiring the Registrable Securities for its own account and that it is not acquiring such Registrable

Securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any applicable state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

(iii) such transferee agrees to be bound by the provisions of this Section 3.06 with respect to any sale of the Registrable Securities.

(c)          A Holder may sell its Registrable Securities in accordance with Regulation S under the Securities Act.

(d)         A Holder may sell its Registrable Securities if:

(i) such Holder gives written notice to the Company of its intention to effect such Sale, which notice shall describe the manner and circumstances of the proposed transaction in reasonable detail;

(ii) such notice includes a certification by the Holder to the effect that such proposed Sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and

(iii) such transferee complies with Sections 3.06(b)(ii) and 3.06(b)(iii).

(e)          Except for a Sale in accordance with Section 3.06(f), and subject to Section 10.04, all stock certificates issued pursuant to the exercise of the Warrants shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.  SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 10, 2010, BY AND AMONG ZALE CORPORATION (THE “COMPANY”), THE INITIAL WARRANT HOLDER AND Z INVESTMENT HOLDINGS, LLC, AS AGENT.  A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

(f)  A Holder may sell its Registrable Securities in a transaction that is registered under the Securities Act.

SECTION 3.07.  Exercise for Series A Preferred Stock.  (a)  So long as the Underlying Stock is that of Zale Corporation and the Required Stockholder Approval has

not been obtained, Holders may not exercise any A-Warrants for, or be entitled to take delivery of, shares of Common Stock issuable with respect to such A-Warrants to the extent (but only to the extent) that, after such receipt of any shares of Common Stock upon the exercise of such A-Warrants, Holders would be issued more than 6,389,378 shares of Common Stock in the aggregate (the “Total Cap”); provided, however, that in the event the Company (i) subdivides its outstanding Common Stock or (ii) combines its outstanding Common Stock into a smaller number of shares, the Total Cap shall be adjusted by multiplying (A) the Total Cap immediately prior to such subdivision or combination by (B) a fraction, whose numerator shall be equal to the number of shares that one share of Common Stock immediately prior to such subdivision or combination equals immediately after such subdivision or combination, and whose denominator shall be equal to one.  So long as the Underlying Stock is that of Zale Corporation and the Required Stockholder Approval has not been obtained, no A-Warrant shall be exercisable for more than a number of shares of Common Stock equal to a fraction, whose numerator shall be the Total Cap and whose denominator shall be 6,389,378 (the “Per Warrant Cap”).  To the extent that the number of shares of Common Stock into which an A-Warrant is stated to be exercisable (without giving effect to the Total Cap or Per Warrant Cap) exceeds the Per Warrant Cap as a result of the application of an adjustment pursuant to Article V hereof (such excess, the “Excess Shares”), then each A-Warrant shall instead be exercisable at the Exercise Price into a number of shares of Common Stock equal to the Per Warrant Cap plus a number of shares of convertible non-voting preferred stock, par value $0.01 per share, of the Company on the terms set forth in Exhibit C (the “Series A Preferred Stock”) that is convertible into the number of Excess Shares.

(b)  So long as the Underlying Stock is that of Zale Corporation and the Required Stockholder Approval has not been obtained, Holders may not exercise any B-Warrants for, or be entitled to take delivery of, any shares of Common Stock issuable with respect to such B-Warrants. At any time that the B-Warrants are exercisable but the Required Stockholder Approval has not been obtained, each B-Warrant shall instead be exercisable at the Exercise Price into a number of shares of Series A Preferred Stock that is convertible into the number of shares of Common Stock into which the B-Warrants would be exercisable at the time of exercise but for the fact that the Required Stockholder Approval has not been obtained.

ARTICLE IV

Registration Rights and Procedures and Listing

SECTION 4.01.  Demand Registration Rights.  (a)  Subject to the provisions hereof, any Holder or Holders may, at any time from and after August 31, 2010, request registration for resale under the Securities Act of all or part of the Registrable Securities (a “Demand Registration”) by giving written notice thereof to the Company (which request shall specify the number of shares of Registrable Securities to be offered by each Holder and whether such Registration Statement shall be a “shelf” Registration Statement under Rule 415 promulgated under the Securities Act).  Subject to Section 4.01(e) below, upon receipt of such notice, the Company shall use commercially reasonable efforts (i) to file a Registration Statement (which shall be a “shelf”

Registration Statement under Rule 415 promulgated under the Securities Act if requested pursuant to the request of the Holders pursuant to the first sentence of this Section 4.01(a)) registering for resale such number of Registrable Securities as requested to be so registered within 45 days in the case of a registration on Form S-3 (and 60 days in the case of a registration on Form S-1) after the request of the Holders therefor (such Registration Statement, a “Demand Registration Statement”) and (ii) to cause such Demand Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter.  Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 4.01(a): (A) with respect to securities that are not Registrable Securities; (B) during any Scheduled Black-Out Period; (C) if the aggregate offering price of the Registrable Securities to be offered is less than $10,000,000, unless the Registrable Securities to be offered constitute all of the then-outstanding Registrable Securities; or (D) within 180 days after the effective date of a prior registration in respect of the Company’s Common Stock, including a Demand Registration (or, in the event that Holders were prevented from including any Registrable Securities requested to be included in a Piggyback Registration pursuant to Section 4.02, within 90 days after the effective date of such prior registration in respect of the Company’s Common Stock).  If permitted under the Securities Act, such Demand Registration Statement shall be one that is automatically effective upon filing.

(b)  The Holders shall be entitled to request a total of three Demand Registrations.  A Registration Statement shall not count as a permitted Demand Registration unless and until it has become effective and Holders are able to register at least 50% of the Registrable Securities requested by the Holders to be included in such registration.  A Demand Registration shall not count against the number of such registrations set forth in the immediately preceding sentence if (i) after the applicable Demand Registration Statement has become effective, such Demand Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason attributable to the Company and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Securities or (ii) in the case of an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason attributable to the Company or for any reason not attributable to the selling Holder or Holders or the Agent or its Affiliates, and as a result of any such circumstances described in clause (i) or (ii), less than all of the Registrable Securities covered by the Demand Registration Statement are sold by the selling Holder or Holders pursuant to the Demand Registration Statement.

(c)  The Company may include in a Demand Registration Statement shares of Common Stock for sale for its own account or for the account of other security holders of the Company.  If such Demand Registration Statement is in respect of an underwritten offering and the managing underwriters of the requested Demand Registration advise the Company and the Holders that in their reasonable opinion the number of shares of Common Stock proposed to be included in the Demand Registration Statement exceeds the number of shares of Common Stock that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the offering price per share) (such maximum number of shares, the “Maximum Number of Shares”), the Company will include in such Demand Registration Statement only such number of shares of Common Stock that in the reasonable opinion of the managing underwriters can be sold without materially delaying or jeopardizing the success of the offering (including the offering price per share), which shares of Common Stock will be so included in the following order of priority:  (i) first, the Registrable Securities of all Holders, pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder; (ii) second, the shares of Common Stock the Company proposes to sell; and (iii) third, any other shares of Common Stock that have been requested to be so included.

(d)  If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the Company and the Holders of a majority of such Registrable Securities shall mutually agree upon the selection of the managing underwriter or underwriters.  If the Company and the Holders of a majority of such Registrable Securities are unable to agree on the managing underwriter or underwriters within a reasonable amount of time, the Company and the Holders of a majority of such Registrable Securities shall each select a managing underwriter and such underwriters shall serve as joint managing underwriters in respect of such offering.

(e)  Notwithstanding the foregoing, if the Board determines in its good faith judgment that the filing of a Demand Registration Statement (i) would be seriously detrimental to the Company in that such registration would interfere with a material corporate transaction or (ii) would require the disclosure of material non-public information concerning the Company that at the time is not, in the good faith judgment of the Board (excluding the GGC Appointees), in the best interests of the Company to disclose and is not, in the opinion of the Company’s counsel, otherwise required to be disclosed, then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental under clause (i) or would require such disclosure under clause (ii); provided, however, that (x) the Company may not defer such filing for a period of more than 90 days after receipt of any demand by the Holders and (y) the Company shall not exercise its right to defer a Demand Registration more than once in any 12-month period.  The Company shall give written notice of its determination to the Holders to defer the filing and of the fact that the purpose for such deferral no longer exists, in each case, promptly after the occurrence thereof.

(f)  Notwithstanding the foregoing, if the Board determines in its good faith judgment that continuing offers and sales of Registrable Securities registered under a shelf Demand Registration Statement (i) would be seriously detrimental to the Company in that such offers and sales would interfere with a material corporate transaction or (ii) would require the disclosure of material non-public information concerning the Company that at the time is not, in the good faith judgment of the Board (excluding the GGC Appointees), in the best interests of the Company to disclose and is not, in the opinion of the Company’s counsel, otherwise required to be disclosed, then the Company shall have the right to require the selling Holder or Holders to suspend such offers and sales for the period during which such registration would be seriously detrimental under clause (i) or would require such disclosure under clause (ii); provided, however, that the total number of days that any such suspension may be in effect in any 180-day period shall not exceed 60 days.  The Company shall give written notice of its determination to the Holders to suspend the offers and sales and of the fact that the purpose for such suspension no longer exists, in each case, promptly after the occurrence thereof.

(g)  Upon the date of effectiveness of any Demand Registration Statement for an underwritten offering and if such offering is priced promptly on or after such date, the Company shall use commercially reasonable efforts to keep the Demand Registration Statement effective until the earlier of (i) two years (in the case of a shelf Demand Registration Statement) or 90 days (in the case of any other Demand Registration Statement) from the effective date of such Registration Statement and (ii) such time as all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant to such Demand Registration Statement.

SECTION 4.02.  Piggyback Registration Rights.  (a)  If at any time the Company has registered or has determined to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of the Registrable Securities (a “Piggyback Registration”), the Company will give the Holders written notice thereof promptly (but in no event less than 15 days prior to the anticipated filing date) and, subject to Section 4.02(c), shall include in such registration all Registrable Securities requested to be included therein pursuant to the written request of one or more Holders received within 10 days after delivery of the Company’s notice.  If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriters advise the Company and the Holders that in their reasonable opinion the number of shares of Common Stock and other Registrable Securities proposed to be included in such registration exceeds the Maximum Number of Shares, the Company shall include in such registration:  (i) first, the number of shares of Common Stock that the Company proposes to sell; and (ii) second, the number of shares of Common Stock and other Registrable Securities requested to be included therein by holders of Common Stock and other Registrable Securities, including Holders who have provided notice in accordance with this Section 4.02(a), pro rata among all such holders on the basis of the number of shares of Common Stock and other Registrable Securities requested to be included therein by all such holders or as such holders and the Company may otherwise agree.

(b)  If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of shares of Common Stock other than the Holders, and the managing underwriters advise the Company that in their reasonable opinion the number of shares of Common Stock and other Registrable Securities proposed to be included in such registration exceeds the Maximum Number of Shares, then the Company shall include in such registration:  (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration; (ii) second, the number of shares of Common Stock and other Registrable Securities requested to be included therein by other holders of shares of Common Stock and other Registrable Securities, including the Holders (if the Holders have elected to include Registrable Securities in such Piggyback Registration), pro rata among such holders on the basis of the number of shares of Common Stock and other Registrable Securities requested to be included therein by such holders or as such holders and the Company may otherwise agree; and (iii) third, the number of shares of Common Stock that the Company proposes to sell.

(c)  If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select, in its sole discretion, the managing underwriter or underwriters to administer any such offering.

(d)  The Company shall not grant to any Person the right to request the Company to register any Common Stock in a Piggyback Registration unless such rights are consistent with the provisions of this Section 4.02.

SECTION 4.03.  Expenses of Registration and Selling.  All Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  All Expenses (including, for the avoidance of doubt, any underwriting discount or commission applicable to the sale by a Holder) incurred in connection with the sale of any securities registered hereunder shall also be borne by the Company.

SECTION 4.04.  Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable, subject to the other provisions of this Article IV:

(a)  Prepare and file with the SEC a Registration Statement with respect to a proposed offering of Registrable Securities and use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable.

(b)  Prepare and file with the SEC such amendments and supplements to the applicable Registration Statement and the Prospectus or prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement.

(c)  Furnish to the selling Holder or Holders and any underwriters such number of copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits) and of a Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(d)  Use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the selling Holder or Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such selling Holder or

Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or become subject to taxation in any such states or jurisdictions.

(e)  Notify the selling Holder or Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

(f)            Give written notice to the selling Holder or Holders:

(i) when any Registration Statement filed pursuant to Section 4.01 or 4.02 or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any Registration Statement or the Prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in any effective Registration Statement or Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which such statements were made) (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

(g)         Use commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Registration Statement referred to in Section 4.04(f)(iii) at the earliest practicable time.

(h)  Upon the occurrence of any event contemplated by Section 4.04(f)(v), promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the selling Holder or Holders and any underwriters, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If the Company notifies the selling Holder or Holders in accordance with Section 4.04(f)(v) to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the selling Holder or Holders and any underwriters shall suspend use of such Prospectus and use commercially reasonable efforts to return to the Company all copies of such Prospectus (at the Company’s expense) other than permanently filed copies then in the possession of the selling Holder or Holders or the underwriter.

(i)  Use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the selling Holder or Holders or any managing underwriter(s).

(j)  Enter into an underwriting agreement in form, scope and substance as is customarily entered into for similar underwritten offerings of equity securities by similar companies and take all such other actions reasonably requested by the selling Holder or Holders or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith (i) make such representations and warranties to the selling Holder or Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in similar underwritten offerings of equity securities by similar companies, and, if true, confirm the same if and when requested; (ii) use commercially reasonable efforts to furnish the underwriter(s) with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in the opinions requested in similar underwritten offerings of equity securities by similar companies; (iii) use commercially reasonable efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with similar underwritten offerings of equity securities by similar companies; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in similar underwritten offerings of equity securities by similar companies and consistent with the provisions of Section 4.07 hereof; and (v) deliver such documents and certificates as may be reasonably requested by the selling Holder or Holders, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(k)  Make available for inspection by a single representative of the selling Holder or Holders and the managing underwriter(s), if any, and their respective attorneys or accountants, at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(l)  (i) Use commercially reasonable efforts to cause all shares of Common Stock covered by a Registration Statement to be listed on the national securities exchange or national market interdealer quotation system on which the Common Stock is then listed, and enter into such customary agreements, including a supplemental listing application and indemnification agreement in customary form; provided, however, that the applicable listing requirements are satisfied, and (ii) provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement.  The Company shall bear the cost of all reasonable expenses associated with any listing.  A copy of any opinion of counsel accompanying a listing application by the Company with respect to such Registrable Securities shall be furnished to the selling Holder or Holders.

(m)  Make reasonably available senior executives of the Company to participate in “road show” and other marketing presentations from time to time as reasonably requested by the managing underwriter(s).

SECTION 4.05.  Suspension of Sales.  During any Scheduled Black-Out Period and upon receipt of written notice from the Company that a Registration Statement, Prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that circumstances exist that make the use of such Registration Statement, Prospectus or prospectus supplement inadvisable, the selling Holder or Holders shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-Out Period or until the selling Holder or Holders have received copies of a supplemented or amended Prospectus or prospectus supplement, or until the selling Holder or Holders are advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed.  If so directed by the Company, the selling Holder or Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the selling Holder’s or Holders’ possession, of the Prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such suspension notice.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 60 days.

SECTION 4.06.  Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.04 that the selling Holder or Holders and the underwriter(s), if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

SECTION 4.07.  Indemnification.  (a)  In connection with each registration pursuant to Article IV, the Company agrees to indemnify and hold harmless each selling Holder, and each Person, if any, who controls any selling Holder within the meaning of Section 15 of the Securities Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld;

provided, however, that, with respect to any selling Holder, this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b)  Each selling Holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and the other selling Holders, and each Person, if any, who controls the Company and any other selling Holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4.07(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided that no such selling Holder shall be liable under this Section 4.07 for any amounts exceeding the product of the sales price per Registrable Security and the number of Registrable Securities being sold pursuant to such Registration Statement or Prospectus by such selling Holder.

(c)  Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is prejudiced thereby.  If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it; provided, however, that the indemnified party shall be entitled to participate in (but not control) the defense of such action with counsel chosen by it, the reasonable fees and expenses of which shall be paid by such indemnified party, unless a conflict would arise if one counsel were to represent both the indemnified party and the indemnifying party, in which case the reasonable fees and expenses of counsel to the indemnified party shall be paid by the indemnifying party or parties.  In no event shall the indemnifying party or parties be liable for a settlement of an action with respect to which they have assumed the defense if such settlement is effected without the written consent of such indemnifying party, or for the reasonable fees and expenses of more than one counsel for (i) the Company, its officers, directors and controlling persons as a group, and (ii) the selling Holders and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that if, in the reasonable judgment of an indemnified party, a conflict of interest may exist between such indemnified party and the Company or any other of such indemnified parties with respect to such claim, the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

SECTION 4.08.  Contribution.  (a)  If the indemnification provided for  in or pursuant to Section 4.07 is due in accordance with the terms hereof, but held by a court of competent jurisdiction to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of the selling Holders be greater in amount than the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.07(a) had been available under the circumstances.

(b)  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 4.08(b), each director of the Company, each officer of the Company who signed a Registration Statement, and each Person, if any, who controls the Company or a selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling Holder, as the case may be.

SECTION 4.09.  Representations, Warranties and Indemnities to Survive.  The indemnity and contribution agreements contained in this Article IV and the representations and warranties of the Company referred to in Section 4.04(j) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement; (ii) any investigation made by or on behalf of the selling Holder or Holders, the Company or any underwriter or agent or controlling Person; or (iii) the consummation of the sale or successive resales of the Registered Securities.

SECTION 4.10.  Lock-Up Agreements.  (a)  The Company agrees that, in connection with an underwritten offering in respect of which Registrable Securities are being sold, if requested by the managing underwriter(s), it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (subject to customary exceptions), other than any such sale or distribution of Common Stock upon exercise of the Warrants, in the case of an underwritten offering, for a period of 90 days from the effective date of the registration statement pertaining to such Registrable Securities or such shorter period to which the selling Holder or Holders are subject.

(b)  The lock-up agreements set forth in Section 4.10(a) shall be subject to customary exceptions that may be set forth in a written underwriting agreement.

SECTION 4.11.  Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees, so long as it is subject to the periodic reporting requirements of the Exchange Act, to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as the Holders own any Registrable Securities, furnish to such Holders forthwith upon request:  (i) in the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; (ii) in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Holders may reasonably request in availing themselves of any rule or regulation of the SEC allowing them to sell any such securities without registration; provided, however, that the Company shall be deemed to have furnished any such document if it shall have timely made such document available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System, or a successor system.

ARTICLE V

Adjustments

SECTION 5.01.  Adjustments for Cash Dividends.  In the event that the Company shall pay a cash dividend on the shares of its Common Stock, the Exercise Price for each Warrant shall be reduced by the cash dividend paid on each share of Common Stock.

SECTION 5.02.  Adjustments Upon Certain Transactions.  The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of its Common Stock; (ii) subdivides its outstanding Common Stock; or (iii) combines its outstanding Common Stock into a smaller number of shares.  In such event, the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  In addition, upon an adjustment pursuant to this Section 5.02, the Exercise Price for each share of Common Stock payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so issuable immediately thereafter.  Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

SECTION 5.03.  Dividends and Distributions.  (a)  If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock (other than one subject to Section 5.01 or Section 5.02), including in connection with a Recapitalization Event (it being understood that, if there is a distribution in connection with a Recapitalization Event and no record date is set therefor, the effective date of such Recapitalization Event shall be deemed to be the record date fixed by the Company for purposes of this Section 5.03), the Exercise Price immediately after the record date for such dividend or distribution shall be determined by multiplying (A) the Exercise Price in effect on such record date by (B) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the date (the “Ex-date”) on which the Common Stock first trades without the right to receive such dividend or distribution less the Fair Market Value of the items distributed in respect of each share of Common Stock in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the Ex-date.  As used in this Section 5.03, “Recapitalization Event” means any consolidation, merger or similar extraordinary transaction (other than any consolidation, merger or similar extraordinary transaction of the Company with an unaffiliated third party), or any recapitalization or reclassification of the Common Stock.  Upon any adjustment of the Exercise Price pursuant to this Section 5.03, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchasable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading date before the Ex-date, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading date before the Ex-date less the Fair Market Value of the items distributed in respect of each share of Common Stock in such dividend or distribution.

(b)  In the case of a Recapitalization Event in which outstanding shares of Common Stock are converted either solely or partially into shares of common stock of another company, each Warrant shall become a Warrant to purchase a number of shares of common stock of the other company for an Exercise Price per share calculated by (i) first, applying the rules in Sections 5.01 or 5.02, as applicable, and Section 5.03(a) to determine an initially adjusted Exercise Price per share and number of shares of Common Stock purchasable upon the exercise of each Warrant, (ii) second, multiplying the initially adjusted number of shares by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the Recapitalization Event to arrive at the final adjusted number of shares of common stock of the other company purchasable upon exercise of each Warrant and (iii) third, dividing the initially adjusted Exercise Price per share of Common Stock by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the Recapitalization Event to arrive at the final adjusted Exercise Price per share of common stock of the other company.  In any case where this Section 5.03(b) applies, the second sentence of Section 5.05 shall also apply to the Recapitalization Event as though it were a Reorganization Event.

(c)  Notwithstanding anything to the contrary contained herein, in the case of a Recapitalization Event, to the extent that one or more of the adjustments set forth in Section 5.01 or 5.02 would be applicable to such Recapitalization Event, the adjustments set forth in Sections 5.01, 5.02 and 5.03(a) shall be applied in the order in which the events described in such Sections occur; provided, however, that no adjustment pursuant to Section 5.01, 5.02 or 5.03(a), as applicable, shall be made for an event in connection with such Recapitalization Event for which an adjustment has already been made.

SECTION 5.04.  Issuer Tender Offers.  If a publicly-announced tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and tendering holders of Common Stock are paid aggregate consideration having a Fair Market Value, when paid, which exceeds the aggregate Fair Market Value of the Common Stock acquired in such tender offer as of the last trading date before the date on which such tender offer is first publicly announced (such excess, the “Excess Tender Amount”), then the Exercise Price in effect immediately after the tender offer expires shall be determined by multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the date on which such tender offer is first publicly announced.  As used herein, “Premium Per Pro Forma Share” means (x) the Excess Tender Amount divided by (y) the number of shares of Common Stock outstanding at expiration of the tender offer after giving pro forma effect to the purchase of shares in the tender offer.  Upon any adjustment of the Exercise Price pursuant to this Section 5.04, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchasable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the date on which such tender offer is first publicly announced, and the denominator of which shall be the Fair Market Value per share of the Common Stock as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share.

SECTION 5.05.  Consolidation, Merger or Sale.  If any consolidation, merger or similar extraordinary transaction of the Company with another Person (other than any subsidiary of the Company), or the sale of all or substantially all of its assets, other than in any such case a Recapitalization Event, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Common Stock shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of each Warrant shall thereafter have the right to purchase and receive on exercise of such Warrant, for an aggregate price equal to the aggregate Exercise Price for all of the shares underlying the Warrant as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had exercised such Warrant immediately before such transaction and been entitled to participate therein.  In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Agreement (including the provisions of Article IV and this Article V) shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the exercise of Warrants.  The Company will not effect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume, by written instrument reasonably satisfactory in form and substance to the Agent, executed and mailed or delivered to each Holder of a Warrant at the last address of such Holder appearing on the books of the Company, the obligation to deliver the cash, securities or property deliverable upon exercise of Warrants.  The Company shall notify the Holder of each Warrant of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise each Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Holder of each Warrant shall be provided the same notice given to the holders of Common Stock of the Company.

SECTION 5.06.  Preemptive Rights.  Upon any issuance for cash of any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock for cash (in each case, other than issuances that result in adjustments pursuant to Section 5.02 or Section 5.03), subject to obtaining any required approval of the Company’s stockholders to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual, the Initial Warrant Holder and its Affiliates, if they still hold at least 50% of the total Warrants issued to the Initial Warrant Holder on the Issuance Date, shall have additional subscription rights allowing the Initial Warrant Holder and its Affiliates to maintain their proportionate, as-if-exercised ownership interest in the Company based on the number of shares of Common Stock outstanding immediately prior to such issuance.  For the avoidance of doubt, obtaining such approval shall be a condition for the Company to undertake any issuance subject to this Section 5.06.  In the event that any issuance subject to this Section 5.06 involves a public or Rule 144A offering, the Initial Warrant Holder and the Company shall negotiate in good faith as to the provision of such subscription rights so as not to materially delay or jeopardize the success of such public offering.  The foregoing shall not apply to any issuance of Excluded Securities.

SECTION 5.07.  Consent Upon Certain Issuances.  (a)  So long as either (i) the Initial Warrant Holder or any of its Affiliates own any Warrants or (ii) Warrants exercisable for, in the aggregate, not less than 100,000 shares of Common Stock (or Series A Preferred Stock convertible into not less than 100,000 shares of Common Stock) remain outstanding, the Company shall not issue shares of Common Stock, Common Stock Equivalents or rights or options to acquire Common Stock Equivalents (in each case other than Excluded Securities) at an Effective Issuance Price that is lower than the greater of (A) the Exercise Price then in effect for all Warrants and (B) the then-current fair market value of a share of the Company’s Common Stock, less, if applicable in any such issuance, underwriting discounts or commissions in an amount customary for similarly situated issuers in offerings of the applicable type (in each case, other than issuances that result in adjustments pursuant to Section 5.02 or Section 5.03), without, in either such case, the prior written consent of the holders of a majority of the Warrants (not to be unreasonably withheld, delayed or conditioned).

(b)  So long as either (i) the Initial Warrant Holder or any of its Affiliates own any Warrants or (ii) Warrants exercisable for, in the aggregate, not less than 100,000 shares of Common Stock (or Series A Preferred Stock convertible into not less than 100,000 shares of Common Stock) remain outstanding, the Company shall not issue any Qualifying Employee or Director Stock consisting of any stock option or stock purchase right with an exercise price, or consisting of a grant of shares where the amount of the grant is denominated in dollars and the number of shares granted is determined by reference to a share price, in either case that is lower than the greater of (A) the Exercise Price then in effect for all Warrants and (B) the closing price per share of Common Stock on the date of grant, without, in either such case, the prior written consent of the holders of a majority of the Warrants (not to be unreasonably withheld, delayed or conditioned).

SECTION 5.08.  Affiliate Transactions.  In the event that the Company shall issue any shares of Common Stock to, or repurchase any shares of Common Stock from, any Affiliate, other than Excluded Securities, such issuance or repurchase shall be on terms no less favorable to the Company than those obtainable by a party who is not an Affiliate.

SECTION 5.09.  Fractional Shares.  No fractional shares shall be issued upon exercise of any Warrant.  Instead, the Company shall pay to the Holder, in lieu of issuing any fractional share, a sum in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock on the trading day immediately prior to the date of exercise.

SECTION 5.10.  Notice of Adjustment.  Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first-class mail, postage prepaid, to the Agent and each Holder of a Warrant notice of such adjustment or adjustments setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

ARTICLE VI

Warrant Transfer Books

SECTION 6.01.  Warrant Transfer Books.  Subject to Section 3.05:

(a)  The Company shall keep at its principal place of business a register in which the Company shall provide for the registration of Warrant Certificates and of any exchanges of Warrant Certificates as herein provided.

(b)  At the option of the Holder, Warrant Certificates may be exchanged at such office and upon payment of the charges hereinafter provided.  Whenever any

Warrant Certificates are so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder making the exchange is entitled to receive.

(c)  All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

(d)  Every Warrant Certificate surrendered for registration of exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

(e)  No service charge shall be made to a Holder for any registration of transfer or exchange of any Warrant Certificates, and the Company shall pay any taxes or other governmental charges that may be imposed in connection with any registration of exchange of Warrant Certificates.

(f)  Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby.

ARTICLE VII

Warrant Holders

SECTION 7.01.  No Voting Rights.  Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, in its capacity as such, shall be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter.

SECTION 7.02.  Right of Action.  All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of Warrants, without the consent of the Holder of any other Warrant, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange such Holder’s Warrants in the manner provided in this Agreement or any other obligation of the Company under this Agreement.

SECTION 7.03.  Agent.  The Holders of the Warrants appoint Z Investment Holdings, LLC as their agent and authorize Z Investment Holdings, LLC to bind, and take all actions in connection with this Agreement on behalf of, the Holders which may be taken by the Agent as set forth in this Agreement.   The Company shall be

entitled to rely on direction by Z Investment Holdings, LLC on behalf of any Holder for the powers granted to the Agent herein.

ARTICLE VIII

Representations and Warranties

SECTION 8.01.  Representations and Warranties of the Company.  The Company hereby represents and warrants that, as of the Issuance Date:

(a) Existence, Power and Ownership.  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization.  It has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.

(c) No Conflicts.  None of the execution and delivery of this Agreement, the consummation of the transactions contemplated herein or the performance of and compliance with the terms and provisions hereof will:  (i) violate or conflict with any provision of its Certificate of Incorporation or By-laws; (ii) violate any law, regulation (including Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default or give rise to any right of acceleration under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to its properties.

(d) Consents.  Subject to the requirements of the HSR Act and, in the case of any Warrants exercisable for Series A Preferred Stock, receipt of the Required Stockholder Approval, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Warrants.

(e) Enforceable Obligations.  This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery hereof by the Initial Warrant Holder and the Agent, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f) Capitalization.  As of the date hereof, the Company’s authorized capital stock consists of 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred

Stock (none of which are issued and outstanding).  As of the Issuance Date, 32,107,425 shares of Common Stock were issued and outstanding (excluding any shares held in treasury), and 3,220,617 stock options and other Common Stock Equivalents were issued and outstanding under the Company’s restricted stock and stock option plans.  There are no Voting Securities authorized or outstanding other than the Common Stock and there are no other classes of capital stock of the Company outstanding.  The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.  There are no preemptive rights other than as set forth in Section 5.06 of this Agreement or, except as set forth above and except for the Warrants, other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued, unissued or treasury shares of capital stock, and the Company has not issued any debt securities, other securities, rights or obligations that are currently outstanding and convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Company.  The representations and warranties set forth in this Section 8.01(f) are a material inducement to the Initial Warrant Holder to enter into this Agreement, and to the extent the representations and warranties set forth in this Section 8.01(f) are inaccurate in any respect, the number of shares of Underlying Stock for which the B-Warrants are exercisable will be equitably adjusted upward (but not downward), if necessary, such that the number of shares of Common Stock for which the A-Warrants and the B-Warrants were exercisable, as of the Issuance Date (assuming for this purpose that the B-Warrants were exercisable in full for Common Stock as of the Issuance Date), equals, in the aggregate, a number of shares of Common Stock equal to 25.0% of the amount equal to (x) the sum, without duplication, of the number of shares of Common Stock outstanding as of the Issuance Date (excluding any treasury shares) and the number of shares of Common Stock into which Common Stock Equivalents outstanding as of the Issuance Date (including the Warrants (assuming for this purpose that the B-Warrants were exercisable in full for Common Stock as of the Issuance Date)) were exercisable less (y) 2,133,992.

(g) Board Approvals.  The Board has granted all necessary approvals under the Company’s constituent documentation and the Delaware General Corporation Law with respect to the acquisition and exercise of the Warrants by the Initial Warrant Holder, including for purposes of Section 203 of the Delaware General Corporation Law.

(h) No Registration Requirement.  None of the Company, its subsidiaries or any of their respective Affiliates has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or would be integrated with the issuance of the Warrants in a manner that would require the registration under the Securities Act of the Warrants or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Warrants or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.  Assuming the accuracy of the representations and warranties of the Holders in Section 8.02 hereof, it is not necessary in connection with the offer, sale and delivery of the Warrants to the Initial Warrant Holder in the manner contemplated herein to register any of the Warrants under the Securities Act.

SECTION 8.02.  Representations and Warranties of the Holders.  Each Holder, severally and not jointly, hereby represents and warrants that:

(a) Investment Intent.  Such Holder acknowledges that neither the issuance nor sale of the Warrants, nor the issuance of the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof, have been registered under the Securities Act or under any state securities laws.  Such Holder (i) is acquiring the Warrants and the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the securities to any person in violation of the Securities Act or any other applicable securities laws and (ii) will not sell or otherwise dispose of any of the Warrants or the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(b) Accredited Investor Status.  (i) Such Holder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act whose knowledge and experience in financial and business matters are such that such Holder is capable of evaluating the merits and risks of its investment in the Warrants or the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof and (ii)(A) such Holder’s financial situation is such that it can afford to bear the economic risk of holding the Warrants or the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof for an indefinite period of time, (B) such Holder can afford to suffer complete loss of its investment in the Warrants or the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof, (C) the Company has made available to such Holder all documents and information that such Holder has requested relating to an investment in the Company and (D) such Holder has had adequate opportunity to ask questions of, and receive answers from, the Company as well as the Company’s officers, employees, agents and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to such Holder’s investment in the Warrants or the shares of Common Stock or Series A Preferred Stock issuable upon the exercise thereof.

ARTICLE IX

Covenants

SECTION 9.01.  Reservation of Common Stock for Issuance on Exercise of Warrants.  The Company covenants that it will at all times reserve and keep available, free from preemptive rights and solely for the purpose of issue upon exercise of the Warrants as herein provided, (i) out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder (which, in the case of the B-Warrants, for the avoidance of doubt, shall be from and after the date of the Required Stockholder Approval), which shall include, for the avoidance of doubt, such number of shares of Common Stock as shall then be issuable upon the conversion of the Series A Preferred Stock then issuable, if any, upon the exercise of all Warrants issuable hereunder; and (ii) out of its authorized but unissued preferred stock, par value $0.01 per share, such number of shares of Series A Preferred Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder.  The Company will not issue Series A Preferred Stock to any Persons other than the Warrant Holders.  The Company covenants that all shares of Common Stock and Series A Preferred Stock issuable upon exercise of the Warrants and, with respect to shares of Series A Preferred Stock, all shares of Common Stock issuable upon conversion of the Series A Preferred Stock, shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

SECTION 9.02.  Notice of Dividends.  At any time when the Company declares any dividend on its Common Stock, it shall give notice to the Holders of all the then outstanding Warrants of any such declaration not less than 15 days prior to the related record date for payment of the dividend so declared.

SECTION 9.03.  HSR Act Compliance.  If the Agent or any Holder determines that a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), is required in connection with the exercise of any Warrants by any Holder, the Company shall reasonably cooperate with such Holder by (i) promptly effecting all necessary notifications and other filings under the HSR Act that are required to be made by the Company and (ii) responding as promptly as reasonably practicable to all inquiries or requests received from the United States Federal Trade Commission (the “FTC”), the Department of Justice (“DOJ”) or any other governmental authority in connection with such notifications and other filings.  For the avoidance of doubt, nothing in this Section 9.03 shall require that the Company or any of its subsidiaries commit to any divestiture, license or hold separate or similar arrangement with respect to the business, assets or properties of the Company or any of its subsidiaries.  Any such notifications and responses by the Company will be in full compliance with the requirements of the HSR Act.  The Company shall, to the extent legally permissible, keep the Agent and such Holder reasonably apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ or such other governmental authority.  The Company and the Agent shall share equally the filing fees in connection with the above filings, and shall otherwise each bear their respective costs and expenses in connection with the preparation of such filings and responses to inquires or requests.

SECTION 9.04.  Board Representation.  (a)  On the Issuance Date, the Initial Warrant Holder shall have the right to designate two directors (each, a “GGC Appointee”) who shall be appointed to the Board.  The initial GGC Appointees shall be Stefan L. Kaluzny and Peter Morrow. As of the Issuance Date, the number of seats on the Board shall be set at eight, which shall consist on the Issuance Date of the initial GGC Appointees, Richard C. Breeden, James M. Cotter, Yuval Braverman, John B. Lowe, Jr. and Charles M. Sonsteby, and one seat shall be vacant.  The Initial Warrant Holder may propose an additional candidate for election to the Board who meets all relevant standards for independence to fill such initial vacancy.  If that candidate is reasonably acceptable to the Nominating Committee of the Board and a majority of the independent members of the Board, that candidate will be promptly elected to the Board following such proposal by the Initial Warrant Holder (and such candidate shall not be deemed to be a GGC Appointee for purposes hereof).  For the period from the Issuance Date to the date immediately following the next annual meeting of shareholders of the Company following the Issuance Date, the size of the Board shall be maintained at eight directors. John B. Lowe, Jr. shall not stand for reelection at the next annual meeting of shareholders of the Company following the Issuance Date, and on the date immediately following such annual meeting, the number of seats on the Board shall be set at seven (provided that if the initial vacancy described above has not been filled with a director meeting all applicable independence requirements at such time, John B. Lowe, Jr. shall continue to serve on the Board until such time as such director is appointed to the Board).  Notwithstanding the foregoing, if for any reason the size of the Board is increased above eight seats prior to the date immediately following the next annual meeting of shareholders of the Company following the Issuance Date, or above seven seats thereafter, and any additional vacant seat created by such increase is filled by the Board with a director that is neither proposed nor approved by the Initial Warrant Holder or the GGC Appointees, then the Initial Warrant Holder shall be entitled to appoint one additional director to the Board, which director shall also be deemed to be a GGC Appointee for purposes hereof (it being understood that no increase in the size of the Board and filling of any vacancy created by such increase that would give rise to a right of the Initial Warrant Holder to appoint an additional GGC Appointee in accordance with the foregoing shall be made unless the Certificate of Incorporation then permits such number of additional seats as is necessary to allow for the additional GGC Appointee if required pursuant to this Section 9.04(a)).

(b)  Subject to Sections 9.04(d) and 9.04(f), in connection with each meeting of stockholders at which directors are to be elected to serve on the Board, the Company shall take all necessary steps to nominate each GGC Appointee (or such alternative persons who are proposed by the Initial Warrant Holder and notified to the Company on or prior to any date set forth in the Company’s constituent documents or applicable law for Board nominees) and to use its reasonable best efforts to cause the Board to unanimously recommend that the stockholders of the Company vote in favor of each GGC Appointee for election to the Board.  If, for any reason, a candidate designated as a GGC Appointee is determined to be unqualified to serve on the Board because such appointment would constitute a breach of the Board’s fiduciary duties or applicable law, the Initial Warrant Holder shall have the right to designate an alternative GGC Appointee to be so appointed and the provisions of this Section 9.04(b) shall apply, mutatis mutandis, to such alternative GGC Appointee.

(c)  Each appointed or elected GGC Appointee will hold his or her office as a director of the Company for such term as is provided in the Company’s constituent documents or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company’s constituent documents and applicable law.  If any GGC Appointee ceases to serve as a director of the Company for any reason during his or her term, the Company will use its reasonable best efforts to cause the Board to fill the vacancy created thereby with a replacement designated by the Initial Warrant Holder.

(d)  The Initial Warrant Holder shall have the right to designate two GGC Appointees (or three GGC Appointees if applicable as a result of an increase in the size of the Board pursuant to Section 9.04(a)) pursuant to Sections 9.04(a), 9.04(b) and 9.04(c) until such time as the Initial Warrant Holder has sold 33 1/3% of the Underlying Stock issuable in respect of the Warrants on the Issuance Date (or Warrants exercisable for such percentage of Underlying Stock), to any Person or Persons other than Affiliates of the Initial Warrant Holder.  Thereafter, the Initial Warrant Holder shall have the right to designate one GGC Appointee (or two GGC Appointees if applicable as a result of an increase in the size of the Board pursuant to Section 9.04(a)) pursuant to Sections 9.04(a), 9.04(b) and 9.04(c) until such time as the Initial Warrant Holder has sold 66 2/3% of the Underlying Stock issuable in respect of the Warrants on the Issuance Date (or Warrants exercisable for such percentage of Underlying Stock), to any Person or Persons other than Affiliates of the Initial Warrant Holder.  Thereafter, the right of the Initial Warrant Holder to designate a GGC Appointee hereunder shall terminate.

(e)  The Company shall provide the same reimbursement of expenses incurred by each GGC Appointee, and the same rights and benefits of indemnity to each GGC Appointee, as are provided to other non-employee directors on the Board; provided that the GGC Appointees shall not be provided any retainers, including meeting fees, or other cash compensation or equity compensation for their service on the Board or any committee thereof. The Company acknowledges that certain directors (including the GGC Appointees) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources with respect to such directors’ association with the Company and its subsidiaries (“Other Indemnitors”).  Notwithstanding the existence of any Other Indemnitor with respect to any director, the Company shall be the indemnitor of first resort (i.e., the Company’s obligations for indemnification and expense advancement to a director are primary and any obligations of any Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by a director are secondary), with respect to any such directors’ association with the Company and its subsidiaries. The Other Indemnitors shall be third party beneficiaries of the terms of this Section 9.04(e).

(f)  Nothing in this Section 9.04 shall prevent the Board from acting in accordance with its fiduciary duties or applicable law or from acting in good faith in accordance with its constituent documents, while giving due consideration to the intent of this Agreement.  The Board shall have no obligation to appoint or nominate any GGC Appointee upon written notice that such appointment or nomination would violate applicable law or result in a breach by the Board of its fiduciary duties to its stockholders; provided, however, that the foregoing shall not affect the right of the Initial Warrant Holder to designate an alternate GGC Appointee.

SECTION 9.05.  Stockholder Approval.  The Company shall call a special meeting of its stockholders as promptly as reasonably practicable following the Issuance Date (but in any event not later than the first annual meeting of the Company’s stockholders to be held after the Issuance Date) in order to obtain the Required Stockholder Approval.  The Board shall unanimously recommend to the Company’s stockholders that such stockholders approve the issuance of shares of Common Stock upon exercise of the B-Warrants (and, in the case of the A-Warrants, the issuance of any Excess Shares upon exercise of the A-Warrants) as set forth herein.  In connection with such meeting, the Company shall promptly prepare (and the Agent and the Initial Warrant Holder will reasonably cooperate with the Company to prepare, including by furnishing the Company with all reasonably necessary information) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders. The Company shall notify the Agent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Agent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement.  In all circumstances, the Company shall provide the Agent with an opportunity to review, and provide reasonable comments to the Company with respect to, any preliminary proxy statement prepared pursuant to this Section 9.05 and all supplements and amendments thereto prior to filing of the same with the SEC.  If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as reasonably practicable prepare and mail to its stockholders such an amendment or supplement.  Each of the Agent and the Company agrees to promptly correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as reasonably practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable law.  In the event that the Required Stockholder Approval is not obtained at such special meeting, the Company shall include a proposal to approve (and the Board will unanimously recommend approval of) such issuance and, if any Warrants shall have been exercised for Series A Preferred Stock, to approve the conversion of the Series A Preferred Stock into Common Stock, at a meeting of its stockholders no less than once per each annual period until such approval is obtained (but the Company shall not be required to do so more than three times).  At each such meeting at which the Required Stockholder Approval is sought, each of the Company and the Agent and the Initial Warrant Holder (to the extent the Agent or the Initial Warrant Holder or any of their Affiliates then hold shares of Common Stock) shall use reasonable best efforts to obtain such Required Stockholder Approval, and the Agent and the Initial Warrant Holder shall (to the extent permitted by the rules of the New York Stock Exchange) vote or cause to be voted any Common Stock they or their Affiliates then hold in favor of such approval and, if requested by the Company, shall deliver proxies in respect of such Common Stock to an agent designated by the Company for such purpose.  The Company shall also call a special meeting of stockholders as promptly as reasonably practicable in the event that (i) the Company does not have a sufficient number of authorized shares of Common Stock to issue Common Stock upon exercise of all unexercised Warrants and to effect the conversion of any issued Series A Preferred Stock into Common Stock, in which case stockholder approval to amend the Certificate of Incorporation to increase the number of authorized shares of

Common Stock shall be sought, or (ii) any or all of the Warrants are exercised for Series A Preferred Stock, in which case stockholder approval for conversion of the Series A Preferred Stock into Common Stock shall be sought, in each case in accordance with the voting requirements set forth in the Company’s by-laws. In the event of a special meeting called pursuant to clause (i) or (ii) in the immediately preceding sentence, the Company shall use its commercially reasonable efforts to obtain such stockholder approval and the Holders shall (to the extent permitted by the rules of the New York Stock Exchange) vote any Common Stock they then hold in favor of such approval.

SECTION 9.06.  Certain Other Events.  If any event occurs as to which the provisions of Article V are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the Warrant Holders in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of the disinterested members of the Board, to protect such purchase rights as aforesaid.

SECTION 9.07.  Transfers.  Subject to compliance with applicable Federal or state securities laws, Common Stock and Series A Preferred Stock issuable upon exercise of the Warrants shall be freely transferable; provided, however, that Holders shall not transfer, individually or acting in concert with other Holders, Common Stock representing (or Series A Preferred Stock convertible into Common Stock representing, or any combination thereof representing) 15% or more of the then-outstanding number of shares of Common Stock to any one “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) without the prior written approval of the Board.  This Section 9.07 shall not apply to transfers of Common Stock and Series A Preferred Stock made pursuant to a bona fide underwritten public offering or open-market transactions.

ARTICLE X

Miscellaneous

SECTION 10.01.  Tax Matters.  (a)  The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants with respect thereto.  The Company shall not pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or Series A Preferred Stock or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and the Holder shall be responsible for any such tax or other charge.

(b)  The Company’s  best estimate of the amount to be allocated to the A-Warrants and the B-Warrants issued pursuant to this Agreement, based on a preliminary valuation of such Warrants by American Appraisal, is approximately 9.1 % and 6.7%, respectively, of the stated principal amount of the senior secured term loan facility agreement dated May 10, 2010, among the Company, as borrower, the lenders party thereto and Z Investment Holdings, LLC, as administrative agent (such term loan facility, the “Loan”). The final amount to be allocated to the A-Warrants and the B-Warrants, respectively, issued pursuant to this Agreement shall be equal to the final valuation of such Warrants by American Appraisal; provided, however, that at least 10 days prior to such valuation becoming final, the Company shall provide the Initial Warrant Holder with a reasonable opportunity to review and comment on such valuation. Promptly upon receipt by the Company of the final valuation of the Warrants by such appraiser, but in no event later than 45 Business Days from the date of this Agreement, the Company shall deliver to the Initial Warrant Holder notice of the amount to be allocated to each tranche of Warrants (the “Allocation”), which Allocation shall be binding on the Company and the Initial Warrant Holder.  The Company and the Initial Warrant Holder agree not to take any position for U.S. Federal income tax purposes with regard to the value of the Warrants that is inconsistent with the Allocation.  The agreements contained in this Section 10.01(b) shall remain in full force and effect notwithstanding (i) any termination of this Agreement or any underwriting or agency agreement, (ii) the receipt by the Initial Warrant Holder of such Warrants or (iii) the sale or successive resales of the Registered Securities.

SECTION 10.02.  Surrender of Certificates.  Any Warrant Certificate surrendered for exercise or purchase shall be promptly canceled by the Company and shall not be reissued by the Company.  The Company shall destroy such canceled Warrant Certificates.

SECTION 10.03.  Mutilated, Destroyed, Lost and Stolen Warrant Certificates.  (a)  If (i) any mutilated Warrant Certificate is surrendered to the Company or (ii) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be reasonably required by the Company to save it harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

(b)  Upon the issuance of any new Warrant Certificate under this Section 10.03, the Company shall pay any taxes or other governmental charges that may be imposed in relation thereto and other expenses in connection therewith.

(c)  Every new Warrant Certificate executed and delivered pursuant to this Section 10.03 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

(d)  The provisions of this Section 10.03 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

SECTION 10.04.  Removal of Legends.  In the event (a) the shares of Underlying Stock are registered under the Securities Act or (b) the Company is presented with an opinion of counsel reasonably satisfactory to the Company that transfers of shares of Underlying Stock do not require registration under the Securities Act, the Company shall direct its transfer agent, and the transfer agent shall, upon surrender by a Holder of its certificates evidencing such shares of Underlying Stock to the transfer agent, exchange such certificates for certificates without the legends referred to in Section 3.06(e).

SECTION 10.05.  Notices.  Any notice, demand or delivery to the Company or the Agent authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Company or the Agent, as applicable, as follows:

If to the Company:

Zale Corporation

901 W. Walnut Hill Lane

Irving, TX 75038

Fax:  972-580-5547

Attention:  General Counsel

With a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax:  212-474-3700
Attention:  Eric L. Schiele

If to the Agent:

Z Investment Holdings, LLC
c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 39th Floor
San Francisco, CA 94111
Attention:  Stefan Kaluzny
Fax:  415-983-2701

With a copy to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL  60654
Fax:  312-862-2200
Attention:  Gary M. Holihan P.C.

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

Any notice required to be given by the Company to the Holders pursuant to this Agreement shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company.  Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

SECTION 10.06.  Applicable Law.  This Agreement and each Warrant issued hereunder and all rights arising hereunder shall be governed by the internal laws of the State of New York.

SECTION 10.07.  Persons Benefiting.  This Agreement shall be binding upon and inure to the benefit of the Company and the Agent, and their successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrants.  Except as otherwise expressly provided herein, nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Agent and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.

SECTION 10.08.  Counterparts.  This Agreement may be executed in any number of counterparts, including by means of facsimile and/or electronic mail transmission, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

SECTION 10.09.  Amendments.  Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated other than in a writing signed by each of the Company and the Agent.  For the avoidance of doubt, with the written consent of the Agent, the Company may from time to time (i) supplement or amend this Agreement to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder and (ii) modify the Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders hereunder.

SECTION 10.10.  Headings.  The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 10.11.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.  In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

SECTION 10.12.  Limitation of Liability.  No party to this Agreement shall be liable to any other party for any consequential, indirect, incidental or special damages under any provision of this Agreement or for any consequential, indirect, punitive, incidental or special damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

ZALE CORPORATION,

by
/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

Z INVESTMENT HOLDINGS, LLC, in its capacities as Agent and Initial Warrant Holder hereunder by
/s/ Peter Morrow
Name: Peter Morrow
Title: Authorized Person

EXHIBIT A

FORM OF FACE OF A-WARRANT CERTIFICATE

THESE WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW. THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 10, 2010, BY AND AMONG ZALE CORPORATION (THE “COMPANY”), THE INITIAL WARRANT HOLDER AND Z INVESTMENT HOLDINGS, LLC, AS AGENT.  A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

WARRANTS TO PURCHASE COMMON STOCK OF ZALE CORPORATION

No.	Certificate for Warrants

This certifies that [INSERT NAME OF HOLDER], or registered assigns, is the registered holder of the number of Warrants set forth above.  Each Warrant entitles the holder thereof (a “Holder”), subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Zale Corporation, a Delaware corporation (the “Company”), one share of the Company’s common stock, par value $0.0l per share (“Common Stock”), subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement, at the exercise price of $2.00 per share (the “Exercise Price”), subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with the Warrant and Registration Rights Agreement, dated as of May 10, 2010 (the “Warrant Agreement”), by and among the Company, the Initial Warrant Holder and the Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof.  The Warrant Agreement is hereby incorporated herein by reference and made a part hereof, including the representations and warranties of the Holder pursuant to Section 8.02 of the Warrant Agreement.  Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Holders of the Warrants and the Agent.  Capitalized

terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Agreement.

This Warrant Certificate shall terminate and be void as of the close of business on May 10, 2017 (the “Expiration Date”).

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable in whole or in part from time to time on any Business Day through and including the Expiration Date.

The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

Under certain circumstances, as set forth in the Warrant Agreement, the Warrants are exercisable for Series A Preferred Stock of the Company.

In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the principal place of business of the Company, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise Price then in effect for the share(s) of Underlying Stock as to which the Warrant(s) represented by this Warrant Certificate is (are) submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement.  Any such payment of the Exercise Price shall be by bank wire transfer in immediately available funds or on a cashless basis as described in Section 3.04(b) of the Warrant Agreement.

The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants.  The Company may require payment of a sum sufficient to pay certain taxes, assessments or other charges for which the Holder is responsible pursuant to the Warrant Agreement.

No service charge shall be made to a Holder for any registration or exchange of the Warrant Certificates, and the Company shall pay any taxes or other governmental charges payable in connection therewith.

Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

This Warrant Certificate and all rights arising hereunder shall be governed by the internal laws of the State of New York.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the principal place of business of the Company and may be obtained by writing to the Company at the following address:

Zale Corporation
901 W. Walnut Hill Lane
Irving, TX 75038
Fax:  972-580-5547
Attention:  General Counsel

Dated:

ZALE CORPORATION,

by

Name:
Title:

FORM OF REVERSE OF A-WARRANT CERTIFICATE

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

To:                              Zale Corporation (the “Company”)

The undersigned irrevocably exercises                      of the Warrants for the purchase of one share (subject to adjustment in accordance with the Warrant Agreement) of Common Stock, par value $0.01 per share, of the Company, for each Warrant represented by the Warrant Certificate and herewith makes payment of $                     (such payment being by bank wire transfer in immediately available funds or on a cashless basis as described in Section 3.04(b) of the Warrant Agreement), all at the Exercise Price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.

Date:

(Signature of Owner)(1)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or any change whatsoever, and must be guaranteed by a financial institution.

FORM OF REVERSE OF A-WARRANT CERTIFICATE

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant for Series A Preferred Stock in the event the Warrant is then exercisable for Series A Preferred Stock in order to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual)

To:                              Zale Corporation (the “Company”)

The undersigned irrevocably exercises                      of the Warrants for the purchase of               shares of Series A Preferred Stock, par value $0.01 per share, of the Company, for each Warrant represented by the Warrant Certificate and herewith makes payment of $                     (such payment being by bank wire transfer in immediately available funds or on a cashless basis as described in Section 3.04(b) of the Warrant Agreement), all at the Exercise Price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the shares of Series A Preferred Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.  Because the Warrant is exercisable for Series A Preferred Stock in order to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual, the undersigned hereby irrevocably elects to receive the Series A Preferred Stock in lieu of Common Stock.

Date:

(Signature of Owner)(2)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

(2) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or any change whatsoever, and must be guaranteed by a financial institution.

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

EXHIBIT B

FORM OF FACE OF B-WARRANT CERTIFICATE

THESE WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW. THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 10, 2010, BY AND AMONG ZALE CORPORATION (THE “COMPANY”), THE INITIAL WARRANT HOLDER AND Z INVESTMENT HOLDINGS, LLC, AS AGENT.  A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

WARRANTS TO PURCHASE COMMON STOCK OF ZALE CORPORATION

No.	Certificate for Warrants

This certifies that [INSERT NAME OF HOLDER], or registered assigns, is the registered holder of the number of Warrants set forth above.  Each Warrant entitles the holder thereof (a “Holder”), subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Zale Corporation, a Delaware corporation (the “Company”), one share of the Company’s common stock, par value $0.0l per share (“Common Stock”), subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement, at the exercise price of $2.00 per share (the “Exercise Price”), subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with the Warrant and Registration Rights Agreement, dated as of May 10, 2010 (the “Warrant Agreement”), by and among the Company, the Initial Warrant Holder and the Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof.  The Warrant Agreement is hereby incorporated herein by reference and made a part hereof, including the representations and warranties of the Holder pursuant to Section 8.02 of the Warrant Agreement.  Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Holders of the Warrants and the Agent.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Agreement.

This Warrant Certificate shall terminate and be void as of the close of business on May 10, 2017 (the “Expiration Date”).

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable in whole or in part from time to time on any Business Day beginning on the day immediately following the earlier to occur of (i) the Vote Date and (ii) the date of the first annual meeting of the Company’s stockholders to be held after the Issuance Date, and ending on the Expiration Date.

The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

Unless and until the Required Stockholder Approval has been obtained, the Warrants are exercisable only into shares of Series A Preferred Stock on the terms set forth in the Warrant Agreement.

In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the principal place of business of the Company, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise Price then in effect for the share(s) of Underlying Stock as to which the Warrant(s) represented by this Warrant Certificate is (are) submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement.  Any such payment of the Exercise Price shall be by bank wire transfer in immediately available funds or on a cashless basis as described in Section 3.04(b) of the Warrant Agreement.

The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants.  The Company may require payment of a sum sufficient to pay certain taxes, assessments or other charges for which the Holder is responsible pursuant to the Warrant Agreement.

No service charge shall be made to a Holder for any registration or exchange of the Warrant Certificates, and the Company shall pay any taxes or other governmental charges payable in connection therewith.

Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

This Warrant Certificate and all rights arising hereunder shall be governed by the internal laws of the State of New York.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the principal place of business of the Company and may be obtained by writing to the Company at the following address:

Zale Corporation
901 W. Walnut Hill Lane
Irving, TX 75038
Fax:  972-580-5547
Attention:  General Counsel

Dated:

ZALE CORPORATION,

by

Name:
Title:

FORM OF REVERSE OF B-WARRANT CERTIFICATE

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant for shares of Common Stock after the Required Stockholder Approval has been obtained)

To:                              Zale Corporation (the “Company”)

The undersigned irrevocably exercises                      of the Warrants for the purchase of one share (subject to adjustment in accordance with the Warrant Agreement) of Common Stock, par value $0.01 per share, of the Company, for each Warrant represented by the Warrant Certificate and herewith makes payment of $                     (such payment being by bank wire transfer in immediately available funds or on a cashless basis as described in Section 3.04(b) of the Warrant Agreement), all at the Exercise Price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.

Date:

(Signature of Owner)(3)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

(3) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or any change whatsoever, and must be guaranteed by a financial institution.

FORM OF REVERSE OF B-WARRANT CERTIFICATE

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant for shares of Series A Preferred Stock to the extent the Required Stockholder Approval has not been obtained)

To:                              Zale Corporation (the “Company”)

The undersigned irrevocably exercises                      of the Warrants for the purchase of                      shares of Series A Preferred Stock, par value $0.01 per share, of the Company, for each Warrant represented by the Warrant Certificate and herewith makes payment of $                     (such payment being by bank wire transfer in immediately available funds or on a cashless basis as described in Section 3.04(b) of the Warrant Agreement), all at the Exercise Price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the shares of Series A Preferred Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.  Because the Warrant is exercisable for Series A Preferred Stock in order to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual, the undersigned hereby irrevocably elects to receive the Series A Preferred Stock in lieu of Common Stock.

Date:

(Signature of Owner)(4)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

(4) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or any change whatsoever, and must be guaranteed by a financial institution.

EXHIBIT C

CERTIFICATE OF DESIGNATION OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
(Par Value $0.01 Per Share)

OF

ZALE CORPORATION

Pursuant to Section 151 of the

 General Corporation Law of the State of Delaware

The undersigned duly authorized officer of Zale Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY CERTIFY:

That the Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), provides that the Company is authorized to issue up to 5,000,000 shares of Preferred Stock, par value $0.01 per share, issuable in series by the Board of Directors of the Company (the “Board”); and

That pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board on [•] adopted the following resolution creating a series of [•] shares of Preferred Stock designated as set forth below;

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation and the General Corporation Law of the State of Delaware, the issuance of a series of Preferred Stock, which shall consist of [•] shares of the 5,000,000 shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) authorized by this resolution as follows:

1.             Designation and Rank.

(a)           The designation of such series of Preferred Stock authorized by this resolution shall be Series A Convertible Preferred Stock (the “Series A Preferred Stock”).  The maximum number of shares of Series A Preferred Stock shall be [•].  Shares of the Series A Preferred Stock shall have a liquidation preference equal to the sum of (i) $0.01 per share plus (ii) the Common Stock Equivalent Liquidation Value, as defined in Section 1(b) below.  The Series A Preferred Stock shall rank prior to the Company’s Common Stock and to all other classes and series of equity securities of the

Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively referred to herein as the “Junior Stock”) as to dividend rights and rights upon liquidation, winding up or dissolution of the Company.  The Series A Preferred Stock shall be junior to all outstanding debt of the Company.  The Series A Preferred Stock shall be subject to the creation of Junior Stock to the extent not expressly prohibited by the Company’s Certificate of Incorporation.

(b)           For purposes of this Certificate of Designation, “Common Stock Equivalent Liquidation Value” means an amount equal to (i) the number of shares of Common Stock into which each share of Series A Preferred Stock could then be converted had the stockholders of the Company approved such conversion, multiplied by (ii) the amount that each share of Common Stock would receive in a liquidation (assuming, for purposes of this calculation, that the Series A Preferred Stock had been fully converted into shares of Common Stock immediately prior to such liquidation).

2.             Cumulative Dividends; Priority.

(a)           Payment of Dividends.  From and after the date on which a share of Series A Preferred Stock is first issued, the holders of such stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, cumulative cash dividends in the amount determined as set forth in Section 2(b).  Each declared dividend shall be payable to holders of record of Series A Preferred Stock as they appear on the stock books of the Company at the close of business on such record dates, not more than 60 calendar days preceding the payment dates therefor, as are determined by the Board or a duly authorized committee thereof (each of such dates, a “Record Date”).  Dividends shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, a “Dividend Payment Date”) or, if any such day is not a day other than a Saturday, Sunday or any other day on which banks in New York City, New York are generally required or authorized by law to be closed (a “Business Day”), the next Business Day.  Dividends payable pursuant to this Section 2, if, when and as declared by the Board, will be, on each outstanding share of Series A Preferred Stock, payable at the Dividend Rate (as defined in Section 2(b)) in effect for such Dividend Period (as defined below).  Each period from and excluding a Dividend Payment Date but including the following Dividend Payment Date is herein referred to as a “Dividend Period”.  Dividends pursuant to this Section 2(a) shall be paid in cash.

(b)           Dividend Rate.  From the date of issuance of the first share of Series A Preferred Stock that is issued (or from the end of the prior Dividend Period) and until the occurrence of the Conversion Date (as defined in Section 6(a)), dividends on all shares of Series A Preferred Stock that are issued from time to time will be paid on each Dividend Payment Date in a per share amount calculated as the applicable Dividend Rate in effect with respect to such Dividend Period multiplied by an amount equal to the product of (i) the average of the daily volume-weighted average prices per share of the Common Stock during each trading day in such Dividend Period on the principal stock exchange on which the Common Stock then trades and (ii) the number of shares of Common Stock into which each share of Series A Preferred Stock could then be converted had the stockholders of the Company approved such conversion.  The Dividend Rate shall be 10.0% for the first four Dividend Periods following the date of issuance of the first share of Series A Preferred Stock that is issued and increase by 2.0% after each two subsequent Dividend Periods, but shall not exceed a rate of 18.0%.

(c)           Special Dividends.  In addition to dividends payable pursuant to Section 2(a), each share of Series A Preferred Stock shall be paid, as and when paid in respect of the Common Stock, dividends and distributions paid in respect of the Common Stock. Each share of Series A Preferred Stock shall be paid any dividend or distribution payable pursuant to this Section 2(c) in an amount equal to (i) the amount of such dividend or distribution payable in respect of one share of Common Stock multiplied by (ii) the number of shares of Common Stock into which each share of Series A Preferred Stock could then be converted had the stockholders of the Company approved such conversion.

(d)           Priority as to Dividends; No Repurchases.  No dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock for any period unless full dividends for the immediately preceding Dividend Period on the Series A Preferred Stock (including any accumulation in respect of unpaid dividends from prior Dividend Periods) have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment).

Unless full dividends on the Series A Preferred Stock have been declared and paid or set apart for payment for the immediately preceding Dividend Period (including any accumulation in respect of unpaid dividends for prior Dividend Periods), (i) no cash dividend or other distribution shall be declared or paid or set aside for payment on the Junior Stock other than a dividend or distribution solely in shares of Junior Stock, provided, however, that  such dividend or distribution is also being paid in respect of the Series A Preferred Stock in accordance with Section 2(c), and (ii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of any class or series of stock ranking on a parity with the shares of the Series A Preferred Stock in rights and preferences (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to a pro rata offer to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series A Preferred Stock and shares of any class or series of stock ranking on a parity with the shares of the Series A Preferred Stock in rights and preferences (except by conversion into or exchange for Junior Stock).

The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if, under the preceding paragraph, the Company would be prohibited from purchasing or otherwise acquiring such shares at such time and in such manner.

(e)           At any time at which any shares of Series A Preferred Stock are outstanding, the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of its Junior Stock (or cause any moneys to be paid to or made available for a sinking fund for the redemption of any shares except by conversion into or exchange for Junior Stock).

3.             Redemption and Repurchase.  The shares of the Series A Preferred Stock shall not be redeemable.

4.             Voting and Consent Rights.

(a)           General Voting Rights.  Except as from time to time required by applicable law, the Series A Preferred Stock shall have no voting rights.

(b)           Consent Rights on Extraordinary Matters.  So long as any shares of the Series A Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent of the holders of at least two-thirds of the number of shares of the Series A Preferred Stock at the time outstanding, the Company shall not either directly or indirectly or through merger or consolidation with any other company (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to or pari passu with the shares of the Series A Preferred Stock in rights and preferences or (ii) approve any amendment to (or otherwise alter or repeal) its Certificate of Incorporation (or this resolution) which would materially and adversely change the specific terms of the Series A Preferred Stock.

An amendment which increases the number of authorized shares of any class or series of Preferred Stock or authorizes the creation or issuance of other classes or series of Preferred Stock, in each case ranking junior to the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up, or substitutes the surviving entity in a merger or consolidation, reorganization or other business combination for the Company, shall not be considered to be such an adverse change.

5.             Reorganization Events

(a)           In the event of: (i) any consolidation or merger of the Company with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another person, (ii) any sale, transfer, lease or conveyance to another person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another person, (iii) any reclassification of the Common Stock into securities including securities other than the Common Stock or (iv) any statutory exchange of the outstanding shares of Common Stock for securities of another person (other than in connection with a merger or acquisition) (any such event specified in this Section 5(a), a “Reorganization Event” ), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which the share of Series A Preferred Stock would then be convertible (such securities, cash and other property, the “Exchange Property”).

(b)           In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of the shares of Common Stock that affirmatively make an election.

(c)           The Company (or any successor) shall, within 10 days of the occurrence of any Reorganization Event, provide written notice to the holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 5.

(d)           Notwithstanding anything to the contrary in this Section 5 or otherwise in this Certificate of Designation, the Company shall not enter into any agreement for a transaction constituting a Fundamental Change (as defined herein) unless such agreement entitles holders to receive, on an as-if converted basis, the securities, cash and other property receivable in such transaction by a holder of shares of Common Stock that was not the counterparty to such transaction or an affiliate of such other party. “Fundamental Change” means the occurrence, prior to the Conversion Date, of the consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company to any person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the continuing or surviving person immediately after the transaction.

6.             Conversion.

(a)           Mandatory Conversion.  Effective as of the close of business on the Conversion Date with respect to any share of Series A Preferred Stock, such share of Series A Preferred Stock shall automatically convert into one share of Common Stock (the “Conversion Amount”), subject to adjustment from time to time as set forth in Section 6(c).  The “Conversion Date” means, with respect to the shares of Series A Preferred Stock, the third Business Day following the date on which the Company has received all stockholder approvals necessary to approve the conversion of all of the outstanding Series A Preferred Stock into Common Stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual.

(b)           Conversion Procedures.  Upon occurrence of the Conversion Date, the Company shall provide notice of such conversion to all holders of Series A Preferred Stock.  In addition to any information required by applicable law or regulation, such notice shall state, as appropriate: (i) the Conversion Date, (ii) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock held of record by each holder and (iii) the place or places where certificates for shares of Series A Preferred Stock held of record by each holder are to be surrendered for issuance of certificates representing shares of Common Stock.  On the Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to each holder or such holder’s designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Company.  The Company shall pay any and all transfer and similar taxes in respect of such conversion by such holder.

(c)           Adjustments Upon Certain Transactions.  If the Company subdivides its outstanding Common Stock or combines its outstanding Common Stock into a smaller number of shares, then the Conversion Amount shall be adjusted as if such subdivision or combination applied to the shares represented by the Conversion Amount.

7.             Liquidation Rights; Priority.

(a)           In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus and whether or not any dividends as such are declared, the sum of (i) $0.01 per share, (ii) the Common Stock Equivalent Liquidation Value as defined in Section 1(b) and (iii) an amount equal to all accrued and unpaid dividends for prior Dividend Periods, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series A Preferred Stock with respect to the distribution of assets.  After payment of the full amount of the liquidation preference, the holders shall not be entitled to any further participation.

(b)           Neither the merger nor consolidation of the Company into or with any other company, nor the merger or consolidation of any other company into or with the Company, nor a sale, transfer or lease of all or any part of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 7.

(c)           Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 30 days prior to the payment date stated therein, to the holders at their respective addresses as the same shall appear on the books of the Company.

(d)           If the amounts available for distribution with respect to the Series A Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all of the outstanding Series A Preferred Stock and other outstanding stock of the Company ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of Preferred Stock may include accumulated dividends) to which they are entitled.

IN WITNESS WHEREOF, Zale Corporation has caused this Certificate to be signed by [•], this [•] day of [•], 2010.

ZALE CORPORATION,

by

Name:
Title: